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                                                                    EXHIBIT 31.2



I, J. William Holden III, certify that:

     1. I have reviewed this quarterly report on Form 10-Q, as amended, of Mirant Americas Generation, LLC;

     2. Based on my knowledge, this amended quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this amended quarterly report; and

     3. Based on my knowledge, the financial statements, and other financial information included in this amended quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this amended quarterly report.

                                          By:   /s/ J. WILLIAM HOLDEN III
                                            ------------------------------------
                                                   J. William Holden III
                                            Sr. Vice President, Chief Financial
                                                           Officer
                                                       and Treasurer
                                               (Principal Financial Officer)

Date: August 27, 2003